EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-138009 on Form S-4 of our report dated March 27, 2006 (October 13, 2006 as to Note 20) (which report contains an unqualified opinion and includes explanatory paragraphs relating to the allocation of certain income and expenses and the change in accounting for goodwill and other intangible assets) related to the consolidated financial statements of Hughes Network Systems, LLC and subsidiaries as of December 31, 2005 and for the period from April 23, 2005 to December 31, 2005, and the combined consolidated financial statements of Hughes Network Systems as of December 31, 2004 and for the period from January 1, 2005 to April 22, 2005, and the years ended December 31, 2004 and 2003, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Baltimore, Maryland

October 27, 2006